Exhibit 99.1
Planet Fitness, Inc. Announces Third Quarter 2018 Results
Total Revenue Increased 40.2% to $136.7 Million
System-Wide Same Store Sales Increased 9.7%
41 New Planet Fitness Stores Opened
Raises Full Year Outlook

Hampton, NH, November 6, 2018 - Today, Planet Fitness, Inc. (NYSE:PLNT) reported financial results for its third quarter ended September 30, 2018.
Third Quarter Fiscal 2018 Highlights

•	Total revenue increased from the prior year period by 40.2% to $136.7 million.

•	System-wide same store sales increased 9.7%.

•
Net income attributable to Planet Fitness, Inc. was $17.5 million, or $0.20 per diluted share, compared to net income attributable to Planet Fitness, Inc. of $15.3 million, or $0.18 per diluted share in the prior year period.

•	Net income was $20.5 million, compared to net income of $18.9 million in the prior year period.

•	Adjusted net income(1) increased 47.9% to $27.7 million, or $0.28 per diluted share, compared to $18.7 million, or $0.19 per diluted share in the prior year period.

•	Adjusted EBITDA(1) increased 24.0% to $53.8 million from $43.4 million in the prior year period.

•	41 new Planet Fitness stores were opened during the period, bringing system-wide total stores to 1,646 as of September 30, 2018.
(1) Adjusted net income and Adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income see “Non-GAAP Financial Measures” accompanying this press release.
“I am very pleased with our third quarter performance as revenue in each of our three operating segments once again increased double-digits year-over-year," stated Chris Rondeau, Chief Executive Officer. "The combination of our high value, low cost, non-intimidating fitness concept and differentiated business model continues to drive solid top and bottom line improvement. Planet Fitness is 1,646 locations and 12 million plus members strong and getting even stronger. Our group of experienced franchisees are investing in expanding their footprints and each new member join is fueling an increase in our local and national advertising funds. With the potential to increase our U.S. presence to approximately 4,000 stores while at the same time enhancing the member experience through in-store initiatives and brand partnerships, we believe the Company is well positioned to deliver continued long-term profitable growth and return greater value to shareholders in the years to come.”
Operating Results for the Third Quarter Ended September 30, 2018
For the third quarter 2018, total revenue increased $39.2 million or 40.2% to $136.7 million from $97.5 million in the prior year period. $11.4 million, or 11.7% of the increase, is national advertising fund revenue and is included in our franchise segment. We began reporting national advertising fund contributions as revenue and expense in 2018 in connection with the adoption of the new U.S. GAAP revenue recognition standard. By segment:

•
Franchise segment revenue increased $19.3 million or 54.2% to $54.8 million from $35.6 million in the prior year period, which includes commission income and the above-mentioned $11.4 million of national advertising fund revenue;

•
Corporate-owned stores segment revenue increased $6.8 million or 24.0% to $35.4 million from $28.6 million in the prior year period, $5.2 million of which is from new corporate-owned stores opened or acquired since June 30, 2017; and

•
Equipment segment revenue increased $13.1 million or 39.1% to $46.4 million from $33.4 million in the prior year period, driven by an increase in equipment sales to new stores and an increase in replacement equipment sales to existing franchisee-owned stores.

System-wide same store sales increased 9.7%. By segment, franchisee-owned same store sales increased 9.9% and corporate-owned same store sales increased 6.1%.

For the third quarter of 2018, net income attributable to Planet Fitness, Inc. was $17.5 million, or $0.20 per diluted share, compared to net income attributable to Planet Fitness, Inc. of $15.3 million, or $0.18 per diluted share in the prior year period. Net income was $20.5 million in the third quarter of 2018 compared to $18.9 million in the prior year period. Adjusted net income increased 47.9% to $27.7 million, or $0.28 per diluted share, from $18.7 million, or $0.19 per diluted share in the prior year period. Adjusted net income has been adjusted to reflect a normalized federal income tax rate of 26.3% for the current year period and 39.5% for the comparable prior year period and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).
Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased 24.0% to $53.8 million from $43.4 million in the prior year period.
Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).

•
Franchise segment EBITDA increased $7.2 million or 23.9% to $37.1 million driven by royalties from new franchised stores opened since June 30, 2017, a higher average royalty rate and higher same store sales of 9.9%;

•
Corporate-owned stores segment EBITDA increased $3.2 million or 26.8% to $15.3 million driven primarily by an increase in same store sales, higher annual fees and from additional clubs opened and acquired since June 30, 2017; and

•
Equipment segment EBITDA increased by $2.0 million or 25.7% to $9.7 million driven by an increase in equipment sales to new stores and an increase in replacement equipment sales to existing franchisee-owned stores.

Share Repurchase Program
During the three months ended September 30, 2018, pursuant to our previously announced board-authorized $500 million share repurchase program, we purchased 824,312 shares of our Class A common stock through a series of open market transactions. The total cost for the purchases was $42.1 million.
2018 Outlook
For the year ending December 31, 2018, the Company now expects:

•	Total revenue increase of approximately 33% as compared to the year ended December 31, 2017;

•	System-wide same store sales growth of approximately 10%; and

•	Adjusted net income and adjusted net income per diluted share to increase approximately 43% as compared to the year ended December 31, 2017.

Presentation of Financial Measures
Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.
The financial information presented in this press release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.
The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ending December 31, 2018. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ending December 31, 2018.
Investor Conference Call
The Company will hold a conference call at 4:30 pm (ET) on November 6, 2018 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.
About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of September 30, 2018, Planet Fitness had more than 12.2 million members and 1,646 stores in 50 states, the District of Columbia, Puerto Rico, Canada, the Dominican Republic, Panama and Mexico. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 95% of Planet Fitness stores are owned and operated by independent business men and women.
Investor Contact:

Brendon Frey, ICR
brendon.frey@icrinc.com
203-682-8200
Media Contacts:
McCall Gosselin, Planet Fitness
mccall.gosselin@pfhq.com
603-957-4650

Julia Young, ICR
julia.young@icrinc.com
646-277-1280

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s statements with respect to expected future performance presented under the heading “2018 Outlook,” those attributed to the Company’s Chief Executive Officer in this press release and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as “expect,” “goal,” plan,” “will,” “prospects,” “future,” “strategy” and similar references to future periods, although not all forward-looking statements include these identifying words. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain new members, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future; our future financial performance and our ability to pay principal and interest on our indebtedness, our corporate structure and tax receivable agreements, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2017, and the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries
Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2018	2017	2018	2017
Revenue:
Franchise	$41,997	$31,413	$129,575	$94,485
Commission income	1,448	4,149	5,012	15,668
National advertising fund revenue	11,377	—	32,997	—
Corporate-owned stores	35,406	28,560	102,365	83,886
Equipment	46,428	33,374	128,589	101,875
Total revenue	136,656	97,496	398,538	295,914
Operating costs and expenses:
Cost of revenue	36,871	25,819	100,114	78,395
Store operations	18,751	15,551	55,154	45,339
Selling, general and administrative	17,233	14,071	52,066	42,659
National advertising fund expense	11,377	—	32,997	—
Depreciation and amortization	8,863	8,137	25,947	23,982
Other loss (gain)	(12)	(36)	958	280
Total operating costs and expenses	93,083	63,542	267,236	190,655
Income from operations	43,573	33,954	131,302	105,259
Other expense, net:
Interest income	2,025	18	2,480	24
Interest expense	(17,909)	(8,938)	(35,725)	(26,735)
Other income (expense)	(27)	408	(338)	157
Total other expense, net	(15,911)	(8,512)	(33,583)	(26,554)
Income before income taxes	27,662	25,442	97,719	78,705
Provision for income taxes	7,190	6,540	23,335	23,933
Net income	20,472	18,902	74,384	54,772
Less net income attributable to non-controlling interests	3,001	3,557	11,158	18,173
Net income attributable to Planet Fitness, Inc.	$17,471	$15,345	$63,226	$36,599
Net income per share of Class A common stock:
Basic	$0.20	$0.18	$0.72	$0.48
Diluted	$0.20	$0.18	$0.72	$0.48
Weighted-average shares of Class A common stock outstanding:
Basic	88,047	85,663	87,727	76,391
Diluted	88,458	85,734	88,064	76,435

Planet Fitness, Inc. and subsidiaries
Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except per share amounts)

	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$572,731	$113,080
Restricted cash	35,915	—
Accounts receivable, net of allowance for bad debts of $74 and $32 at September 30, 2018 and December 31, 2017, respectively	26,145	37,272
Due from related parties	—	3,020
Inventory	6,142	2,692
Restricted assets – national advertising fund	3,418	499
Prepaid expenses	3,813	3,929
Other receivables	10,993	9,562
Other current assets	6,318	6,947
Total current assets	665,475	177,001
Property and equipment, net of accumulated depreciation of $48,960, as of September 30, 2018 and $36,228 as of December 31, 2017	97,240	83,327
Intangible assets, net	237,896	235,657
Goodwill	199,513	176,981
Deferred income taxes	416,707	407,782
Other assets, net	4,608	11,717
Total assets	$1,621,439	$1,092,465
Liabilities and stockholders' deficit
Current liabilities:
Current maturities of long-term debt	$12,000	$7,185
Accounts payable	23,400	28,648
Accrued expenses	26,764	18,590
Equipment deposits	11,449	6,498
Restricted liabilities – national advertising fund	3,418	490
Deferred revenue, current	21,959	19,083
Payable pursuant to tax benefit arrangements, current	25,578	31,062
Other current liabilities	456	474
Total current liabilities	125,024	112,030
Long-term debt, net of current maturities	1,161,712	696,576
Deferred rent, net of current portion	10,297	6,127
Deferred revenue, net of current portion	25,916	8,440
Deferred tax liabilities	1,730	1,629
Payable pursuant to tax benefit arrangements, net of current portion	405,577	400,298
Other liabilities	1,331	4,302
Total noncurrent liabilities	1,606,563	1,117,372
Stockholders' equity (deficit):
Class A common stock, $.0001 par value - 300,000 authorized, 88,085 and 87,188 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	9	9
Class B common stock, $.0001 par value - 100,000 authorized, 9,544 and 11,193 shares issued and outstanding as of September 30, 2018 December 31, 2017, respectively	1	1
Accumulated other comprehensive income (loss)	256	(648)
Additional paid in capital	17,237	12,118
Accumulated deficit	(118,964)	(130,966)
Total stockholders' deficit attributable to Planet Fitness Inc.	(101,461)	(119,486)
Non-controlling interests	(8,687)	(17,451)
Total stockholders' deficit	(110,148)	(136,937)
Total liabilities and stockholders' deficit	$1,621,439	$1,092,465

Planet Fitness, Inc. and subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands, except per share amounts)

	For the nine months ended September 30,
	2018	2017
Cash flows from operating activities:
Net income	$74,384	$54,772
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,947	23,982
Amortization of deferred financing costs	2,041	1,439
Amortization of favorable leases and asset retirement obligations	280	260
Amortization of interest rate caps	1,170	1,552
Deferred tax expense	19,654	21,344
Loss on extinguishment of debt	4,570	79
Third party debt refinancing expense	—	1,021
Gain on re-measurement of tax benefit arrangement	(354)	(541)
Provision for bad debts	8	44
Loss on reacquired franchise rights	360	—
Loss (gain) on disposal of property and equipment	542	(357)
Equity-based compensation	4,137	1,800
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	10,922	11,099
Due to and due from related parties	3,174	(580)
Inventory	(3,450)	1,253
Other assets and other current assets	4,972	(2,413)
Accounts payable and accrued expenses	2,426	(16,985)
Other liabilities and other current liabilities	(2,869)	(724)
Income taxes	1,028	(1,462)
Payable pursuant to tax benefit arrangements	(21,706)	(7,909)
Equipment deposits	4,950	5,951
Deferred revenue	7,544	(958)
Deferred rent	4,156	361
Net cash provided by operating activities	143,886	93,028
Cash flows from investing activities:
Additions to property and equipment	(18,601)	(23,229)
Acquisition of franchises	(45,752)	—
Proceeds from sale of property and equipment	196	166
Net cash used in investing activities	(64,157)	(23,063)
Cash flows from financing activities:
Principal payments on capital lease obligations	(35)	—
Proceeds from issuance of long-term debt	1,200,000	—
Repayment of long-term debt	(709,469)	(5,388)
Payment of deferred financing and other debt-related costs	(27,191)	(1,278)
Premiums paid for interest rate caps	—	(366)
Proceeds from issuance of Class A common stock	1,106	172
Repurchase and retirement of Class A common stock	(42,090)	—
Dividend equivalent payments	(881)	(1,322)
Distributions to Continuing LLC Members	(5,369)	(9,308)
Net cash provided by (used in) financing activities	416,071	(17,490)
Effects of exchange rate changes on cash and cash equivalents	(234)	399
Net increase in cash, cash equivalents and restricted cash	495,566	52,874
Cash, cash equivalents and restricted cash, beginning of period	113,080	40,393
Cash, cash equivalents and restricted cash, end of period	$608,646	$93,267
Supplemental cash flow information:
Net cash paid for income taxes	$3,777	$3,769
Cash paid for interest	$20,015	$23,637
Non-cash investing activities:
Non-cash additions to property and equipment	$2,217	$482

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.
EBITDA, Segment EBITDA and Adjusted EBITDA
We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures provide useful information to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our Board of Directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. These items include certain purchase accounting adjustments, stock offering-related costs, and certain other charges and gains. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is set forth below.

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
(in thousands)
Net income	$20,472	$18,902	$74,384	$54,772
Interest income	(2,025)	(18)	(2,480)	(24)
Interest expense	17,909	8,938	35,725	26,735
Provision for income taxes	7,190	6,540	23,335	23,933
Depreciation and amortization	8,863	8,137	25,947	23,982
EBITDA	$52,409	$42,499	$156,911	$129,398
Purchase accounting adjustments-revenue(1)	527	336	941	1,116
Purchase accounting adjustments-rent(2)	198	174	548	561
Loss on reacquired franchise rights(3)	10	—	360	—
Transaction fees(4)	254	—	290	1,021
Stock offering-related costs(5)	—	41	—	977
Severance costs(6)	—	—	352	—
Pre-opening costs(7)	370	421	853	421
Equipment discount(8)	—	(107)	—	(107)
Early lease termination costs(9)	—	—	—	719
Other(10)	19	—	685	(573)
Adjusted EBITDA	$53,787	$43,364	$160,940	$133,533

(1)
Represents the impact of revenue-related purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(2)
Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $105, $100, $272 and $306 in the three and nine months ended September 30, 2018 and 2017, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $93, $75, $276 and $255 in the three and nine months ended September 30, 2018 and 2017, respectively, are due to the amortization of favorable and unfavorable lease intangible assets. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(3)
Represents the impact of a non-cash loss recorded in accordance with ASC 805 - Business Combinations related to our acquisition of six franchisee-owned stores on January 1, 2018 and our acquisition of four franchisee-owned stores on August 10, 2018. The loss recorded under GAAP represents the difference between the fair value of the reacquired franchise rights and the contractual terms of the reacquired franchise rights and is included in other (gain) loss on our consolidated statements of operations.

(4)	Represents transaction fees and expenses related to the issuance of the Series 2018-1 Senior Notes in 2018 and the amendment of our previous credit facilities in 2017.

(5)	Represents legal, accounting and other costs incurred in connection with offerings of the Company’s Class A common stock.

(6)	Represents severance expense recorded in connection with an equity award modification.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

(7)
Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(8)
Represents a gain recorded in connection with the write-off of a previously accrued deferred equipment discount that can no longer be utilized. This amount was originally recognized through purchase accounting in connection with the acquisition of eight franchisee-owned stores on March 31, 2014.

(9)	Represents charges and expenses incurred in connection with the early termination of the lease for our previous headquarters.

(10)
Represents certain other charges and gains that we do not believe reflect our underlying business performance. In the nine months ended September 30, 2018, this amount includes $342 related to the reversal of a tax indemnification receivable. In the nine months ended September 30, 2018 and 2017, this amount includes a gain of $354 and $541, respectively, related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate. Additionally, in the nine months ended September 30, 2018, this amount includes expense of $590 related to the write off of certain assets that were being tested for potential use across the system.

A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2018	2017	2018	2017
Segment EBITDA
Franchise	$37,075	$29,925	$113,793	$94,444
Corporate-owned stores	15,279	12,046	42,115	35,579
Equipment	9,654	7,683	28,579	23,587
Corporate and other	(9,599)	(7,155)	(27,576)	(24,212)
Total Segment EBITDA(1)	$52,409	$42,499	$156,911	$129,398
(1) Total Segment EBITDA is equal to EBITDA.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

Adjusted Net Income and Adjusted Net Income per Diluted Share
As a result of the recapitalization transactions that occurred prior to our IPO, the limited liability company agreement of Pla-Fit Holdings that was amended and restated (the “LLC Agreement”) designated Planet Fitness, Inc. as the sole managing member of Pla-Fit Holdings. As sole managing member, Planet Fitness, Inc. exclusively operates and controls the business and affairs of Pla-Fit Holdings, LLC. As a result of the recapitalization transactions and the LLC Agreement, Planet Fitness, Inc. now consolidates Pla-Fit Holdings, and Pla-Fit Holdings is considered the predecessor to Planet Fitness, Inc. for accounting purposes. Our presentation of Adjusted net income and Adjusted net income per share, diluted, gives effect to the consolidation of Pla-Fit Holdings with Planet Fitness, Inc. resulting from the recapitalization transactions and the LLC Agreement as if they had occurred on January 1, 2017. In addition, Adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of Adjusted net income to net income, the most directly comparable GAAP measure, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except per share amounts)	2018	2017	2018	2017
Net income	$20,472	$18,902	$74,384	$54,772
Provision for income taxes, as reported	7,190	6,540	23,335	23,933
Purchase accounting adjustments-revenue(1)	527	336	941	1,116
Purchase accounting adjustments-rent(2)	198	174	548	561
Loss on reacquired franchise rights(3)	10	—	360	—
Transaction fees(4)	254	—	290	1,021
Loss on extinguishment of debt(5)	4,570	—	4,570	—
Stock offering-related costs(6)	—	41	—	977
Severance costs(7)	—	—	352	—
Pre-opening costs(8)	370	421	853	421
Equipment discount(9)	—	(107)	—	(107)
Early lease termination costs(10)	—	—	—	1,143
Other(11)	19	—	685	(573)
Purchase accounting amortization(12)	3,934	4,622	11,776	13,867
Adjusted income before income taxes	$37,544	$30,929	$118,094	$97,131
Adjusted income taxes(13)	9,874	12,217	31,059	38,367
Adjusted net income	$27,670	$18,712	$87,035	$58,764

Adjusted net income per share, diluted	$0.28	$0.19	$0.88	$0.60

Adjusted weighted-average shares outstanding(14)	98,462	98,428	98,615	98,445

(1)
Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

(2)
Represents the impact of rent-related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $105, $100, $272 and $306 in the three and nine months ended September 30, 2018 and 2017, respectively, reflect the difference between the higher rent expense recorded in accordance with U.S. GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $93, $75, $276 and $255 in the three and nine months ended September 30, 2018 and 2017, respectively, are due to the amortization of favorable and unfavorable lease intangible assets. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(3)
Represents the impact of a non-cash loss recorded in accordance with ASC 805 - Business Combinations related to our acquisition of six franchisee-owned stores on January 1, 2018 and our acquisition of four franchisee-owned stores on August 10, 2018. The loss recorded under GAAP represents the difference between the fair value of the reacquired franchise rights and the contractual terms of the reacquired franchise rights and is included in other (gain) loss on our consolidated statements of operations.

(4)	Represents transaction fees and expenses related to the issuance of the Series 2018-1 Senior Notes in 2018 and the amendment of our previous credit facilities in 2017.

(5)	Represents a loss on extinguishment of debt related to the write-off of deferred financing costs associated with the Term Loan B which the Company repaid in August 2018.

(6)	Represents legal, accounting and other costs incurred in connection with offerings of the Company’s Class A common stock.

(7)	Represents severance expense recorded in connection with an equity award modification.

(8)
Represents costs associated with new corporate-owned stores incurred prior to the store opening, including payroll-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(9)
Represents a gain recorded in connection with the write-off of a previously accrued deferred equipment discount that can no longer be utilized. This amount was originally recognized through purchase accounting in connection with the acquisition of eight franchisee-owned stores on March 31, 2014.

(10)	Represents charges and expenses incurred in connection with the early termination of the lease for our previous headquarters.

(11)
Represents certain other charges and gains that we do not believe reflect our underlying business performance. In the nine months ended September 30, 2018, this amount includes $342 related to the reversal of a tax indemnification receivable. In the nine months ended September 30, 2018 and 2017, this amount includes a gain of $354 and $541, respectively, related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate. Additionally, in the nine months ended September 30, 2018, this amount includes expense of $590 related to the write off of certain assets that were being tested for potential use across the system.

(12)
Includes $3,096, $4,086, $9,288 and $12,258 of amortization of intangible assets, other than favorable leases, for the three and nine months ended September 30, 2018 and 2017, respectively, recorded in connection with the 2012 Acquisition, and $838, $536, $2,488 and $1,609 of amortization of intangible assets for the three months ended September 30, 2018 and 2017, respectively, recorded in connection with historical acquisitions of franchisee-owned stores. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with U.S. GAAP, in each period.

(13)
Represents corporate income taxes at an assumed effective tax rate of 26.3% and 39.5% for the three and nine months ended September 30, 2018 and 2017, respectively, applied to adjusted income before income taxes.

(14)	Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

Planet Fitness, Inc. and subsidiaries
Non-GAAP Financial Measures
(Unaudited)
(Amounts in thousands, except per share amounts)

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below for the three and nine months ended September 30, 2018 and 2017:

	For the three months ended September 30, 2018			For the three months ended September 30, 2017
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$17,471	88,458	$0.20	$15,345	85,734	$0.18
Assumed exchange of shares(2)	3,001	10,004		3,557	12,694
Net Income	20,472			18,902
Adjustments to arrive at adjusted income before income taxes(3)	17,072			12,027
Adjusted income before income taxes	37,544			30,929
Adjusted income taxes(4)	9,874			12,217
Adjusted Net Income	$27,670	98,462	$0.28	$18,712	98,428	$0.19

(1)	Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.

(2)
Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.

(4)
Represents corporate income taxes at an assumed effective tax rate of 26.3% and 39.5% for the three months ended September 30, 2018 and 2017, respectively, applied to adjusted income before income taxes.

	For the nine months ended September 30, 2018			For the nine months ended September 30, 2017
(in thousands, except per share amounts)	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness, Inc.(1)	$63,226	88,064	$0.72	$36,599	76,435	$0.48
Assumed exchange of shares(2)	11,158	10,551		18,173	22,010
Net Income	74,384			54,772
Adjustments to arrive at adjusted income before income taxes(3)	43,710			42,359
Adjusted income before income taxes	118,094			97,131
Adjusted income taxes(4)	31,059			38,367
Adjusted Net Income	$87,035	98,615	$0.88	$58,764	98,445	$0.60

(1)	Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.

(2)
Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.

(4)
Represents corporate income taxes at an assumed effective tax rate of 26.3% and 39.5% for the nine months ended September 30, 2018 and 2017, respectively, applied to adjusted income before income taxes.